Exhibit 1.1

Execution Version

PRICING AGREEMENT
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
RBC Capital Markets, LLC

As Representatives of the several
Underwriters named in Schedule I hereto
c/o RBC Capital Markets, LLC
Three World Financial Center
200 Vessey Street
New York, New York 10281

                        May 3, 2018
Ladies and Gentlemen:
The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 3, 2018 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto and described in the final term sheet substantially in the form of Schedule III(b) hereto (the “Designated Securities”).
Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

Very truly yours,
The Hershey Company
By: /s/ Patricia A. Little
Name: Patricia A. Little
Title:   Senior Vice President,
Chief Financial Officer
By: /s/ Bjork Hupfeld
Name: Bjork Hupfeld
Title:   Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:
Citigroup Global Markets Inc.
By: /s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
By: /s/ Keith Harman
Name: Keith Harman
Title: Managing Director

RBC Capital Markets, LLC
By: /s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

For themselves and as Representatives
of the several Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased
Underwriter
Citigroup Global Markets Inc.	$94,500,000	$94,500,000	$135,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$94,500,000	$94,500,000	$135,000,000
RBC Capital Markets, LLC	$57,750,000	$57,750,000	$82,500,000
J.P. Morgan Securities LLC	$25,375,000	$25,375,000	$36,250,000
PNC Capital Markets LLC	$25,375,000	$25,375,000	$36,250,000
CIBC World Markets Corp.	$11,375,000	$11,375,000	$16,250,000
Santander Investment Securities Inc.	$11,375,000	$11,375,000	$16,250,000
U.S. Bancorp Investments, Inc.	$11,375,000	$11,375,000	$16,250,000
The Williams Capital Group, L.P.	$11,375,000	$11,375,000	$16,250,000
Banco Bradesco BBI S.A.	$3,500,000	$3,500,000	$5,000,000
Loop Capital Markets LLC	$3,500,000	$3,500,000	$5,000,000
Total................................................	$350,000,000	$350,000,000	$500,000,000

SCHEDULE I Page 1

SCHEDULE II
Title of Designated Securities:
2.900% Notes due May 15, 2020 (the “2020 Notes”)
3.100% Notes due May 15, 2021 (the “2021 Notes”)
3.375% Notes due May 15, 2023 (the “2023 Notes” and, together with the 2020 Notes and the 2021 Notes, the “Designated Securities”)
Aggregate Principal Amount:
$350,000,000 of the 2020 Notes
$350,000,000 of the 2021 Notes
$500,000,000 of the 2023 Notes
Price to Public:
99.934% of the principal amount of the 2020 Notes, plus accrued interest, if any, from May 10, 2018.

99.931% of the principal amount of the 2021 Notes, plus accrued interest, if any, from May 10, 2018.

99.958% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 10, 2018.

Purchase Price to Underwriters:
99.734% of the principal amount of the 2020 Notes, plus accrued interest, if any, from May 10, 2018; and the selling concession shall be 0.125% and the reallowance concession shall be 0.075%, in each case of the principal amount of the 2020 Notes.
99.681% of the principal amount of the 2021 Notes, plus accrued interest, if any, from May 10, 2018; and the selling concession shall be 0.150% and the reallowance concession shall be 0.100%, in each case of the principal amount of the 2021 Notes.
99.608% of the principal amount of the 2023 Notes, plus accrued interest, if any, from May 10, 2018; and the selling concession shall be 0.225% and the reallowance concession shall be 0.125%, in each case of the principal amount of the 2023 Notes.
Indenture:
Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:
2020 Notes: May 15, 2020.
2021 Notes: May 15, 2021.
2023 Notes: May 15, 2023.
Interest Rate:
2020 Notes: 2.900% from and including the original issue date.
2021 Notes: 3.100% from and including the original issue date.
2023 Notes: 3.375% from and including the original issue date.

SCHEDULE II Page 1

Interest Payment Dates:
May 15 and November 15 of each year, commencing on November 15, 2018.
Interest Payment Record Dates:
May 1 and November 1 of each year, commencing on November 1, 2018.
Redemption Provisions:
2020 Notes: The Company may redeem the 2020 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement dated May 3, 2018 (the “Prospectus Supplement”), if any.
2021 Notes: The Company may redeem the 2021 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2021 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.
2023 Notes: Prior to April 15, 2023, the Company may redeem the 2023 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable “Make-Whole Amount,” as defined in the Prospectus Supplement, if any.
At any time on or after April 15, 2023, the Company may redeem the 2023 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Reinvestment Rate Spread for Make Whole Amount:
2020 Notes: T+0.100%.
2021 Notes: T+0.100%.
2023 Notes: T+0.100%.
Change of Control Offer
If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement) the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the aggregate principal amount plus accrued and unpaid interest, if any, to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.
Sinking Fund Provisions:
No sinking fund provisions.
Other Provisions:
As set forth in the Prospectus Supplement dated May 3, 2018 to the Prospectus dated June 26, 2015.

SCHEDULE II Page 2

Time of Delivery:
9:00 a.m. (EDT), May 10, 2018.
Closing Location:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Names and addresses of Representatives:
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC

Address for Notices:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 291-1469
Attention: General Counsel

Merrill Lynch, Pierce, Fenner & Smith Incorporated
50 Rockefeller Plaza
NY1-050-12-02
New York, New York 10020
Facsimile: (212) 901-7881
Attention: High Grade Debt Capital Markets Transaction Management/Legal

RBC Capital Markets, LLC
Three World Financial Center
200 Vessey Street
New York, New York 10281
Facsimile: (212) 618-6137
Attention: Transaction Management/Scott Primrose

Applicable Time:
(For purposes of the Underwriting Agreement):
4:00 p.m. (EDT), May 3, 2018.

SCHEDULE II Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated May 3, 2018, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) Page 1

SCHEDULE III(b)

FINAL TERM SHEET
Dated May 3, 2018

THE HERSHEY COMPANY
$350,000,000 2.900% NOTES DUE MAY 15, 2020
$350,000,000 3.100% NOTES DUE MAY 15, 2021
$500,000,000 3.375% NOTES DUE MAY 15, 2023

Name of Issuer:                     The Hershey Company

Title of Securities:                 2.900% Notes due May 15, 2020 (the “2020 Notes”)
3.100% Notes due May 15, 2021 (the “2021 Notes”)
3.375% Notes due May 15, 2023 (the “2023 Notes” and, together with the 2020 Notes and the 2021 Notes, the “Notes”)

Aggregate Principal Amount:            2020 Notes: $350,000,000
2021 Notes: $350,000,000
2023 Notes: $500,000,000
Issue Price (Price to Public):             2020 Notes: 99.934% of principal amount
2021 Notes: 99.931% of principal amount
2023 Notes: 99.958% of principal amount

Maturity Date:                    2020 Notes: May 15, 2020
2021 Notes: May 15, 2021
2023 Notes: May 15, 2023

Coupon (Interest Rate):                 2020 Notes: 2.900%
2021 Notes: 3.100%
2023 Notes: 3.375%

Benchmark Treasury:                 2020 Notes: UST 2.375% due April 30, 2020
2021 Notes: UST 2.375% due April 15, 2021
2023 Notes: UST 2.750% due April 30, 2023

Spread to Benchmark Treasury:             2020 Notes: T+45 basis points (0.450%)
2021 Notes: T+50 basis points (0.500%)
2023 Notes: T+60 basis points (0.600%)

Benchmark Treasury Price and Yield:         2020 Notes: 99-25¼; 2.484%
2021 Notes: 99-09+; 2.624%
2023 Notes: 99-27; 2.784%

Yield to Maturity:                 2020 Notes: 2.934%
2021 Notes: 3.124%
2023 Notes: 3.384%

Interest Payment Dates:	May 15 and November 15 of each year, commencing on November 15, 2018

Interest Payment Record Dates:	May 1 and November 1 of each year, commencing on November 1, 2018

SCHEDULE III(b) Page 1

Redemption Provisions:
2020 Notes: We may redeem the 2020 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2020 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” (Treasury plus 10 basis points).

2021 Notes: We may redeem the 2021 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2021 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” (Treasury plus 10 basis points).

2023 Notes: Prior to April 15, 2023, we may redeem the 2023 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the “Make-Whole Amount,” (Treasury plus 10 basis points).

At any time on or after April 15, 2023, we may redeem the 2023 Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade by two ratings agencies.

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:                     Registration Statement No. 333-205269

Net Proceeds to The Hershey Company
(before expenses):                 $1,195,992,500

Settlement Date:                     T+5; May 10, 2018

Joint Book-Running Managers:             Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC

Senior Co-Manager:	J.P. Morgan Securities LLC
PNC Capital Markets LLC

Co-Managers:	CIBC World Markets Corp.
Santander Investment Securities Inc.

SCHEDULE III(b) Page 2

U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.
Banco Bradesco BBI S.A.
Loop Capital Markets LLC

CUSIP:                         2020 Notes: 427866 AY4
2021 Notes: 427866 BA5
2023 Notes: 427866 AZ1

ISIN:                        2020 Notes: US427866AY40
2021 Notes: US427866BA54
2023 Notes: US427866AZ15

Ratings*:	[Reserved]

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-205269).
____________________

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at (800) 831-9146, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322 or RBC Capital Markets, LLC toll free at (866) 375-6829.

SCHEDULE III(b) Page 3